Exhibit 10.8  Exclusive Product Licensing Agreement with Neil Cushing

              EXCLUSIVE PRODUCT LICENSE AND DISTRIBUTION AGREEMENT

This Agreement is entered into by and between Neil Cushing, with an address of 595 North 1200 East, Lehi, Utah 84043 ("Licensor") and Capital Market Mentors, Inc., a subsidiary of Force 10 Trading, Inc. ("Parent"), with an address of 11781 S. Lone Peak Parkway, Suite 230, Draper, Utah 84020 ("Licensee") and

RECITALS:

Whereas, Licensor is the sole owner and developer of an Educational Program designed to teach and train individuals about technical analysis when investing in equities, options and futures contracts (the "Product") attached hereto as Exhibit A; and

Whereas, Licensor has copyrighted the Product and is not currently licensing the Product to any other party; and

Whereas, Licensor desires to grant an exclusive right to license, market and distribute the Product to Licensee.

Now Therefore, the parties, intending to be bound hereby, agree as follows:

         XV.      GRANT OF LICENSE.

Licensor hereby grants to Licensee an exclusive license to copy and reproduce in print or electronic methods the Product as licensed hereunder, and to copy, sell, license or otherwise transfer or distribute the Product on an exclusive basis. Said License shall include the right to use all or part of the Product in any reasonable form that Licensee desires.

         XVI.     TERM.

The term of this Agreement shall be for a period of seven (7) years from the date of execution.

         XVII.    ROYALTY FEE.

As consideration for entering into this Agreement, Licensee shall pay Licensor a fee equal to five percent (5%) of all gross sales of the Product. Such royalty fee shall be calculated as gross sales, net of refunds, on sales of the Product to unrelated third parties. To the extent that the Product is packaged and sold together with other goods and services offered by Licensee, the royalty fee shall be calculated as a ratio of the retail price of the Product on a stand-alone basis compared with the retail price of all the goods and services packaged together, including the Product.

         XVIII.   COMMITMENT FEE.

As additional consideration for entering into this Exclusive Licensing Agreement, Licensee shall pay Licensor a commitment fee of fifty thousand (50,000) shares of the common stock of its parent company, Force 10 Trading, Inc. Such stock will be restricted stock. Restricted Common Stock referred to under this subparagraph will be restricted under Section 144 of the Securities Act of 1933 ("Restricted Stock"). Licensor understands that the shares received are characterized as "restricted securities" under the federal securities laws inasmuch as they are not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act of 1933, except in certain limited circumstances. In this connection, Licensor represents that he is familiar with SEC Rule 144, as now in effect, and understands the resale limitations imposed thereby and by the Act. It is understood that the certificate evidencing the stock may bear the following legends: (1) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, (the "Act") or the securities laws of any state of the United States ("State Acts"). The securities evidenced by this certificate may not be offered, sold or transferred for value directly or indirectly, in the absence of such registration under the Act and qualification under applicable State Acts, or pursuant to an exemption from registration under the Act and qualification under applicable State Acts, the availability of which is to be established to the reasonable satisfaction of Force 10.

         XIX.     PRODUCT DESCRIPTION.

The Product is an 11 lesson that outlines and details strategies for conducting technical analysis for purposes of investing in stock equities and options (the "Program"). The complete Program is attached to this Agreement as Exhibit A.

Changes made to the Product by the Licensor, Licensee or any other party will become the exclusive property and copyright of the Licensor and will become subject to this Agreement.

Additional products developed by Licensor, individually or jointly with Licensee, shall also be subject to the terms and conditions of this Agreement.

         XX.      OWNERSHIP.

Subject to the license granted under this Agreement, all right, title and interest in the Product licensed hereunder shall belong to the Licensor and Licensee shall not have any rights, title and/or interest other than that provided in this License Agreement. Licensor shall retain copyright and ownership of any changes, maintenance, upgrades, customization, marketing and promotional materials not completed by Licensor or undertaken by Licensee.

         XXI.     LICENSEE'S OBLIGATIONS.

Licensee shall be obligated to perform hereunder as follows:

                  (A) To copy, package and actively market the Product under the name Capital Market Mentors or such other name as Licensee deems desirable.
                  (B) Acquire distribution for and sale of the Product through any reasonable, economically viable and available marketing and distribution vehicles.
                  (C) Provide ongoing support and maintenance to purchasers of the Product.

         XXII.    LICENSOR'S OBLIGATIONS.

Licensor shall be obligated to perform hereunder as follows:

                  (A) Provide to Licensee a hard copy print out and electronic format version of the Product.
                  (B) To the extent necessary or required by Licensee, provide technical advice to Licensee to enable Licensee to improve Product, create ancillary components or provide support and maintenance to customers.

         XXIII.   EFFECTIVE DATE.

The effective date of this Agreement shall be the date of execution of this Agreement as noted next to the signature lines below.

         XXIV.    TERMINATION.

Upon material default by either party, the non-defaulting party must provide written notice to the party in default within sixty (60) days of said event of default of its intent to terminate this Agreement and the reason(s) therefore. The defaulting party shall have thirty (30) days from the date of receipt of said notice of intent to terminate to cure said default. In the event that the defaulting party substantially cures said default, this Agreement shall remain in full force and effect. In the event that the defaulting party fails to cure said default within thirty (30) days, then this Agreement shall terminate. Upon termination, neither party shall have the right to market or distribute the other party's work product, and a final accounting shall be conducted. Should this Agreement be terminated due to default by Licensor as a result of Licensor licensing product to another party or otherwise selling the Product in any other means, Licensor shall refund all Royalty Fees paid by Licensee under this Agreement.

         XXV.     LIMITATIONS OF LIABILITY BETWEEN LICENSOR AND LICENSEE.

In no event shall either party be liable to the other for incidental, indirect, special or consequential damages, or for lost profits, savings or revenues of any kind, or for lost data or downtime, regardless of being advised of the possibility of such damages. The cumulative liability of both parties for all claims relating to the Product or this Agreement, regardless of the form of action, whether in contract or in tort, including negligence, strict liability or otherwise, shall not exceed the total of all proceeds from the Product.

         XXVI.    NOTICES.

All notices required hereunder shall be forwarded as follows:

Licensee:
Jon H. Marple
Capital Market Mentors, Inc.
c/o Force 10 Trading, Inc.
11781 S. Lone Peak Parkway, Suite 230
Draper, Utah 84020

Neil Cushing
595 North 1200 East
Lehi, Utah 84043

         XXVII.   GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

         XXVIII.  ENTIRE AGREEMENT.

This Agreement shall constitute the entire agreement between the parties. Any modifications or amendments hereto shall be in writing and executed by the party to be charged.


LICENSEE                                     LICENSOR

CAPITAL MARKET MENTORS, INC.                 NEIL CUSHING


/S/ JON H. MARPLE                            /S/ NEIL CUSHING
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By:  Jon H. Marple                           By:  Neil Cushing


Date:                                        Date:
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